EXHIBIT 99.1

PRESS RELEASE
 Contact: Dennert O. Ware
(210) 255-6415

KINETIC CONCEPTS
CFO RESIGNS

San Antonio, Texas, December 10, 2002 - Kinetic Concepts, Inc. ("KCI") today announced that William M. Brown has resigned as the Company's Chief Financial Officer for personal reasons.   Dennert O. Ware, the Company's President and CEO, stated, "Bill's departure is unrelated to the Company or its business.   We greatly appreciate Bill's contributions over the last four years and wish him the best.   Martin J. Landon, the Company's Vice President, Accounting and Corporate Controller, will serve as the Company's Chief Financial Officer and report to me."

Kinetic Concepts, Inc. develops and markets innovative therapeutic healing systems that address skin breakdown, circulatory problems and pulmonary complications associated with patient immobility and chronic wounds.   The Company's healing systems include specialty beds, mattress replacement systems, negative pressure wound therapy and related medical devices. Kinetic Concepts serves hospitals, long-term care facilities and patients in home care settings both in the U.S. and abroad.